SECURITIES AND EXCHANGE COMMISSION
         Washington, D.C.  20549

                FORM 8-K
             CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the
     Securities Exchange Act of 1934

      Date of Report: June 27, 1997



       ARROW FINANCIAL CORPORATION
         A New York Corporation


   0-12507                                22-2448962
 Commission File Number             I.R.S. Employer
                                    Identification No.

             250 Glen Street
      GLENS FALLS, NEW YORK  12801

Registrant's telephone number: (518) 745-1000


Item 2.  Acquisition or Disposition of Assets.

On June 27, 1997, Glens Falls National Bank and Trust
Company, Glens Falls, New York ("GFNB"), a national banking association and the principal banking subsidiary of the Registrant, Arrow Financial Corporation, completed its acquisition of six bank branches and related deposits and loans from Fleet Bank, Albany, New York ("Fleet"), a subsidiary of Fleet Financial Group, Providence, Rhode Island. The six branches (the "Branches") are located in northeastern New York state, in the communities of Plattsburgh (2), Port Henry, Ticonderoga, Lake Luzerne and Warrensburg.

The transaction was effected pursuant to a Purchase and Assumption Agreement, dated as of March 21, 1997 (the "Agreement"). Under the Agreement, GFNB purchased from
Fleet substantially all the assets of the Branches, consisting of virtually all loans relating to the Branches (having an aggregate principal value at closing of approximately $34 million), and approximately $1.6 million in other Branch-related assets, including the personal property of the Branches and Fleet's real property interests in the Branches (five owned in fee and one leased). Also in the transaction, GFNB acquired from Fleet approximately $10 million of additional residential real estate loans not relating to the Branches. GFNB assumed from Fleet at closing all customer deposit liabilities maintained at the Branches, totalling approximately $140 million, and certain other liabilities relating to the Branches. GFNB paid to Fleet a premium of 8.5% on the deposits transferred. In consideration for its assumption of the deposits and other liabilities, GFNB received the assets set forth above and a total net cash payment equal to approximately $81 million.

The amount of consideration paid by GFNB in the transaction was determined by arms-length negotiation between the parties and was based upon, among other factors, the market value of the real property and the book value of the other assets being transferred and the liabilities being assumed.

The following two tables provide additional information on the deposit liabilities assumed and loans acquired:


Deposit Liabilities Assumed (Dollars In Thousands)
As of June 27, 1997
                                                                     Weighted
                                                                      Average
                                                            Balance       Rate

Demand Deposits                                            $ 17,302      --- %
N.O.W. & Super N.O.W.                                        23,621     1.46
Savings & Money Market Accounts                              42,672     3.02
Time Deposits of $100,000 or More                               ---      ---
Other Time Deposits                                          56,199     5.01
   Total Deposit Liabilities Assumed                       $139,794     3.13%



Loans Acquired (Dollars In Thousands)
As of June 27, 1997
                                                                     Weighted
                                                                      Average
                                                            Balance      Rate
Consumer Loans                                              $16,644     9.69%
Home Equity Loans                                             7,102     9.35
Commercial Loans                                             10,366     9.61
Residential Real Estate Loans                                10,078     8.76
   Total Loans Acquired                                     $44,190     9.35%



Item 7.  Financial Statements and Exhibits.

The following unaudited pro forma consolidated balance sheet of Registrant gives effect to the acquisition of assets and assumption of liabilities by the Registrant's subsidiary, GFNB, and related purchase accounting adjustments as though the transaction had occurred on March 31, 1997.

For informational purposes only, an unaudited pro forma consolidated balance sheet has been provided.


Unaudited Pro Forma Balance Sheet

The following unaudited pro forma consolidated balance sheet gives effect to the acquisition of assets and assumption of liabilities by the Company and related purchase accounting adjustments as though the transaction had occurred on March 31, 1997.

                                                Assets                                        Arrow
                                   Arrow    Acquired &                 Purchase           Financial
                               Financial   Liabilities   Deposit     Accounting         Corporation
                             Corporation       Assumed   Premium    Adjustments           Pro Forma
Assets                                            (1)      (2)          (3)
Cash and Due From Banks       $  21,488     $    1,071   $   ---        $ (653)           $  21,906
Federal Funds Sold               12,500         93,324   (12,086)          ---               93,738
Securities Available-for-Sale   159,456            ---       ---           ---              159,456
Securities Held-to-Maturity      42,915            ---       ---           ---               42,915

Loans (4)                       398,581         44,190       ---           ---              442,771
  Less: Allowance for
   Loan Losses                   (5,625)           ---       ---          (700)              (6,355)
    Net Loans                   392,956         44,190       ---          (700)             436,446

Premises and Equipment            9,365          1,338       ---           ---               10,703
Other Real Estate Owned             340            ---       ---           ---                  340
Goodwill                            341            ---    12,086         1,067               13,494
Other Assets                     15,002            289       ---           286               15,557
    Total Assets               $654,363       $140,212   $   ---        $  ---             $794,575

Liabilities &
  Shareholders' Equity
Deposits:
  Demand                      $  65,955        $17,302   $   ---        $  ---             $ 83,297
  Regular Savings, NOW &
    Money Market                248,341         66,293       ---           ---              314,634
  Time Deposits of $100,000
    or More                      93,145            ---       ---           ---               93,145
  Other Time Deposits           142,185         56,199       ---           ---              198,384
    Total Deposits              549,666        139,794       ---           ---              689,460

Short Term Borrowings            21,053            ---       ---           ---               21,053
Other Liabilities                12,230            418       ---           ---               12,648
    Total Liabilities           582,949        140,212       ---           ---              723,161

Shareholder's Equity             71,414            ---       ---           ---               71,414
    Total Liabilities &
       Shareholders' Equity    $654,363       $140,212   $   ---        $  ---             $794,575

See notes to unaudited pro forma
consolidated balance sheet.

Notes to Unaudited Pro Forma
Consolidated Balance Sheet

(1) Represents the assets acquired and
liabilities assumed in the Acquisition.
Net cash received in the settlement of
the transaction is shown as Federal
funds sold in the unaudited pro forma
balance sheet.

(2) Represents the tax deductible
deposit premium of 8.5% of deposit
liabilities assumed, including accrued
interest
payable, calculated on the basis of the
average amount of deposits (including
accrued interest payable) outstanding
over the 30 day period ending on June
24, 1997.

(3) The purchase accounting adjustments
incorporated in this unaudited pro forma consolidated balance sheet are as follows:


                       Debit    Credit
Goodwill                  653

  Cash and Due from Banks          653

          Represents capitalized direct
acquisition costs, principally legal,
financial and other professional fees
included in the cost of the Acquisition.

Goodwill                 414
  Deferred Tax Asset     286
Allowance for Loan Losses         700

          Represents the allowance for
loan losses established for inherent
risk of loss in the loans acquired in an amount the Company believes is materially consistent with the general loss reserve on the books of Fleet applicable to these loans.

(4) Unused lines of credit, primarily
home equity loans, were approximately
$6.3 million at June 27, 1997.



(c)  Exhibits.


     Exhibit No.                   Document
     2.1          Purchase and Assumption Agreement, dated as of March 21, 1997, between
                  Fleet Bank ("Fleet") and Glens Falls National Bank and Trust Company
                  ("GFN").

     2.2           Letter Agreement, dated May 20, 1997, between Fleet and GFN, relating to GFN's election to purchase certain residential real estate loans as part of the transaction.

     99            Press Release dated June 30, 1997.


               SIGNATURE


     Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 9, 1997

          ARROW FINANCIAL CORPORATION



          By:  /s/ Thomas L. Hoy
               Thomas L. Hoy
               President and Chief Executive Officer


                               EXHIBIT INDEX

     Exhibit No.         Document
      2.1           Purchase and Assumption Agreement, dated as of March 21, 1997, between
                   Fleet Bank ("Fleet") and Glens Falls National Bank and Trust Company
                   ("GFN").

     2.2            Letter Agreement, dated May 20, 1997, between Fleet and GFN, relating to GFN's election to purchase certain residential real estate loans as part of the transaction.

     99             Press Release dated June 30, 1997.
